UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2012

EDEN ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-31503
(Commission File Number)

98-0199981
(IRS Employer Identification No.)

Suite 1660 – 1055 West Hastings Street, Vancouver, British Columbia V6E 2E9
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.568.4700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective August 21, 2012, Donald Sharpe resigned as a director and officer of our company. Mr. Sharpe's resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise

Effective August 21, 2012, Anthony MC Allenby was appointed a director, president, chief financial officer and as secretary of our company.

Anthony MC Allenby, 51 is South African born but raised and educated in UK with a Ba Hons in Philosophy and Marketing from Warwick University. He is a Strategic Marketing Consultant and Corporate Funds Broker operating from Vancouver and Jersey Channel Isles. Over the past 5 years he has been active in negotiating and procurring funds for North American primary silver producers, and negotiating the purchase of oil assets in Nigeria and the Middle East. His current projects include reopening a Northern Californian gold mine that was flooded in full production, the development of algal-oil biofuels and cold fusion energy.

Our board of directors consists solely of Anthony MC Allenby.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Anthony MC Allenby
Anthony MC Allenby
President

Date: August 21, 2012